CALIFORNIA ASSOCIATION OF REALTORS®

COMMERCIAL PROPERTY PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(NON-RESIDENTIAL)
(C.A.R. Form CPA, Revised 4/10)

Date: September 1, 2010

1. **OFFER:**
   A. **THIS IS AN OFFER FROM** North Bay Resources Inc. ("Buyer").
   ☐ Individual(s), ☒ A Corporation, ☐ A Partnership, ☐ An LLC, ☐ An LLP, or ☐ Other ______.
   B. **THE REAL PROPERTY TO BE ACQUIRED** is described as Ruby Gold Mine Old Henness Pass ______, Assessor's Parcel No. see addendum one, situated in Unincorporated, County of Sierra, California, ("Property").
   C. **THE PURCHASE PRICE** offered is Two Million, Five Hundred Thousand (Dollars $ 2,500,000.00).
   D. **CLOSE OF ESCROW** shall occur on ______ (date) (or ☒ 30 **Days** After Acceptance).
2. **AGENCY:**
   A. **POTENTIALLY COMPETING BUYERS AND SELLERS:** Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer-representative agreement or separate document (C.A.R. Form DA). Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties of interest to this Buyer.
   B. **CONFIRMATION:** The following agency relationships are hereby confirmed for this transaction:
   Listing Agent MISSION CANYON REALTY (Anne Quick) (Print Firm Name) is the agent of (check one): ☐ the Seller exclusively; or ☒ both the Buyer and Seller.
   Selling Agent ______ (Print Firm Name) (if not same as Listing Agent) is the agent of (check one): ☐ the Buyer exclusively; or ☐ the Seller exclusively; or ☐ both the Buyer and Seller.
   Real Estate Brokers are not parties to the Agreement between Buyer and Seller.
3. **FINANCE TERMS:** Buyer represents that funds will be good when deposited with Escrow Holder.
   A. **INITIAL DEPOSIT:** Deposit shall be in the amount of .... $ 85,000.00
   (1) Buyer shall deliver deposit directly to Escrow Holder by personal check, ☒ electronic funds transfer, ☐ Other ______ within 3 business days after acceptance (or ☒ Other same day as acceptance. Nonrefundable to buyer.);
   OR (2) (If checked) ☐ Buyer has given the deposit by personal check (or ☐ ______) to the agent submitting the offer (or to ☐ ______), made payable to ______. The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder (or ☐ into Broker's trust account) within **3** business days after Acceptance (or ☐ Other ______).
   B. **INCREASED DEPOSIT:** Buyer shall deposit with Escrow Holder an increased deposit in the amount of .. $ 85,000.00 within 30 **Days** After Acceptance, or ☐ see Addendum Two.
   C. **LOAN(S):**
   (1) **FIRST LOAN** in the amount of .... $ ______
   This loan will be conventional financing or, if checked, ☐ Seller (C.A.R. Form SFA), ☐ assumed (C.A.A. Form PAA), ☐ subject to financing, ☐ Other ______. This loan shall be at a fixed rate not to exceed ______ % or, ☐ an adjustable rate loan with initial rate not to exceed ______ %. Regardless of the type of loan, Buyer shall pay points not to exceed ______ % of the loan amount.
   (2) ☐ **SECOND LOAN** in the amount of .... $ ______
   This loan will be conventional financing or, if checked, ☐ Seller (C.A.R. Form SFA), ☐ assumed (C.A.A. Form PAA), ☐ subject to financing, ☐ Other ______. This loan shall be at a fixed rate not to exceed ______ % or, ☐ an adjustable rate loan with initial rate not to exceed ______ %. Regardless of the type of loan, Buyer shall pay points not to exceed ______ % of the loan amount.
   D. **ADDITIONAL FINANCING TERMS:** Buyer's option payments applied/Seller financing with note & first trust deed /see Addendum Two
   E. **BALANCE OF PURCHASE PRICE OR DOWN PAYMENT** in the amount of .... $ 2,330,000.00 to be deposited with Escrow Holder within sufficient time to close escrow.
   F. **PURCHASE PRICE (TOTAL):** .... $ 2,500,000.00
   G. **VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS:** Buyer (or Buyer's lender or loan broker pursuant to 3H1) shall, within 7 (or ☐ ______) **Days** After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (If checked, ☐ verification attached.)
   H. **LOAN TERMS:**
   (1) **LOAN APPLICATIONS:** Within 7 (or ☐ ______) **Days** After Acceptance, Buyer shall Deliver to Seller a letter from lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in 3C above. (If checked, ☐ letter attached.)

Buyer's Initials (X) (______)   Seller's Initials (______) (______)

Agent: Anne Quick   Phone: (760) 251-5120   Fax: (760) 251-0234   Prepared using zipForm® software
Broker: MISSION CANYON REALTY 64971 Leith Ave , Desert Hot Springs CA 92240

(2) **LOAN CONTINGENCY:** Buyer shall act diligently and in good faith to obtain the designated loan(s). Obtaining the loan(s) specified above **is a contingency** of this Agreement unless otherwise agreed in writing. Buyer's contractual obligations to obtain and provide deposit, balance of down payment and closing costs **are not contingencies** of this Agreement.

(3) **LOAN CONTINGENCY REMOVAL:**

(i) Within **17 (or ☐ ____________) Days** After Acceptance, Buyer shall, as specified in Paragraph 17, in writing remove the loan contingency or cancel this Agreement;

OR (ii) (If checked) ☐ the loan contingency shall remain in effect until the designated loans are funded.

(4) ☐ **NO LOAN CONTINGENCY** (If checked): Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result Buyer does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

I. APPRAISAL CONTINGENCY AND REMOVAL: This Agreement is **(or,** if checked, ☒ is NOT) contingent upon a written appraisal of the Property by a licensed or certified appraiser at no less than the specified purchase price. If there is a loan contingency, Buyer's removal of the loan contingency shall be deemed removal of this appraisal contingency **or,** ☐ if checked, Buyer shall, as specified in paragraph 17B(3), in writing remove the appraisal contingency or cancel this Agreement within **17 (or ____________) Days** After Acceptance). If there is no loan contingency, Buyer shall, as specified in paragraph 17B(3), in writing remove the appraisal contingency or cancel this Agreement within **17 (or ____________) Days** After Acceptance.

J. ☐ **ALL CASH OFFER** (If checked): Buyer shall, within **7 (or ☐ ____________) Days** After Acceptance, Deliver to Seller written verification of sufficient funds to close this transaction. (If checked, ☐ verification attached.)

K. BUYER STATED FINANCING: Seller has relied on Buyer's representation of the type of financing specified (including but not limited to, as applicable, amount of down payment, contingent or non contingent loan, or all cash). If Buyer seeks alternate financing, (i) Seller has no obligation to cooperate with Buyer's efforts to obtain such financing, and (ii) Buyer shall also pursue the financing method specified in this Agreement. Buyer's failure to secure alternate financing does not excuse Buyer from the obligation to purchase the Property and close escrow as specified in this Agreement.

4. ALLOCATION OF COSTS (if checked): Unless otherwise specified in writing, **this paragraph** only determines who is to pay for the inspection, test or service ("Report") mentioned; **it does not determine in the report who is to pay for any work recommended or identified in the Report.**

A. INSPECTIONS AND REPORTS:

(1) ☐ Buyer ☐ Seller shall pay for sewer connection, if required by Law prior to Close Of Escrow ____________.
(2) ☐ Buyer ☐ Seller shall pay to have septic or private sewage disposal system inspected ____________.
(3) ☐ Buyer ☐ Seller shall pay to have domestic wells tested for water potability and productivity ____________.
(4) ☐ Buyer ☐ Seller shall pay for a natural hazard zone disclosure report prepared by ____________.
(5) ☐ Buyer ☐ Seller shall pay for the following inspection or report ____________.
(6) ☐ Buyer ☐ Seller shall pay for the following inspection or report ____________.

B. GOVERNMENT REQUIREMENTS AND RETROFIT:

(1) ☐ Buyer ☐ Seller shall pay for smoke detector installation and/or water heater bracing, if required by Law. Prior to Close Of Escrow, Seller shall provide Buyer a written statement of compliance in accordance with state and local Law, unless exempt.

(2) ☐ Buyer ☐ Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards, inspections and reports if required as a condition of closing escrow under any Law.

(3) ☐ Buyer ☐ Seller shall pay for installation of approved fire extinguisher(s), sprinkler(s), and hose(s), if required by Law, which shall be installed prior to Close Of Escrow. Prior to Close Of Escrow Seller shall provide Buyer a written statement of compliance, if required by Law.

C. ESCROW AND TITLE:

(1) ☒ Buyer ☒ Seller shall pay escrow fee 50/50.
Escrow Holder shall be SELLER'S CHOICE.

(2) ☒ Buyer ☒ Seller shall pay for **owner's** title insurance policy specified in paragraph 16E see Addendum One.
Owner's title policy to be issued by SELLER'S CHOICE.
(Buyer shall pay for any title insurance policy insuring Buyer's **lender**, unless otherwise agreed in writing.)

D. OTHER COSTS:

(1) ☐ Buyer ☒ Seller shall pay County transfer tax or transfer fee ____________.
(2) ☐ Buyer ☐ Seller shall pay City transfer tax or transfer fee ____________.
(3) ☐ Buyer ☐ Seller shall pay Owners' Association (OA) transfer fee ____________.
(4) ☐ Buyer ☐ Seller shall pay OA document preparation fees ____________.
(5) ☒ Buyer ☐ Seller shall pay for all permitting costs, taxes and fees..
(6) ☒ Buyer ☒ Seller shall pay for 50/50 Phase One ESA update -- not a contingency.

5. CLOSING AND POSSESSION:

~~**A. Seller-Occupied or Vacant Units:** Possession shall be delivered to Buyer at 5pm or ☐ ________ ☐ AM ☐ PM, ☐ on the date of Close Of Escrow; ☐ on ____________; or ☐ no later than ________ **Days** After Close Of Escrow.~~ If transfer of title and occupancy do not occur at the same time, Buyer and Seller are advised to: **(i)** enter into a written occupancy agreement (C.A.R. Form PAA, paragraph 2); and **(ii)** consult with their insurance and legal advisors.

B. Tenant Occupied Units: Possession and occupancy, subject to the rights of tenants under existing leases, shall be delivered to Buyer on Close Of Escrow.

C. At Close Of Escrow, **(i)** Seller assigns to Buyer any assignable warranty rights for items included in the sale and **(ii)** seller shall deliver to buyer available Copies of warranties. Brokers cannot and will not determine the assignability of any warranties.

D. At Close Of Escrow, unless otherwise agreed in writing, Seller shall provide keys and/or means to operate all locks, mailboxes, ~~security systems, alarms and garage door openers. If the Property is a unit in a condominium or located in a common interest subdivision, Buyer may be required to pay a deposit to the Owners' Association ("OA") to obtain keys to accessible OA facilities.~~

Buyer's Initials (X ________) (________) Seller's Initials (________) (________)

Reviewed by ________ Date ________

6. ~~SECURITY DEPOSITS: Security deposits, if any, to the extent they have not been applied by Seller in accordance with any rental agreement and current Law, shall be transferred to Buyer on Close Of Escrow. Seller shall notify each tenant, in compliance with the Civil Code.~~

7. **SELLER DISCLOSURES:**

A. **NATURAL AND ENVIRONMENTAL DISCLOSURES:** Seller shall, within the time specified in paragraph 17, if required by Law: **(i)** Deliver to Buyer earthquake guides (and questionnaire) and environmental hazards booklet; **(ii)** even if exempt from the obligation to provide an NHD, disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; Seismic Hazard Zone; and **(iii)** disclose any other zone as required by Law and provide any other information required for those zones.

B. **ADDITIONAL DISCLOSURES:** Within the time specified in paragraph 17, Seller shall Deliver to Buyer, in writing, the following disclosures, documentation and information:

(1) **RENTAL SERVICE AGREEMENTS:** **(i)** All current leases, rental agreements, service contracts, and other agreements pertaining to the operation of the Property; and **(ii)** a rental statement including names of tenants, rental rates, period of rental, date of last rent increase, security deposits, rental concessions, rebates, or other benefits, if any, and a list of delinquent rents and their duration. Seller represents that no tenant is entitled to any concession, rebate, or other benefit, except as set forth in these documents.

(2) **INCOME AND EXPENSE STATEMENTS:** The books and records, including a statement of income and expense for the 12 months preceding Acceptance. Seller represents that the books and records are those maintained in the ordinary and normal course of business, and used by Seller in the computation of federal and state income tax returns.

(3) ☐ **TENANT ESTOPPEL CERTIFICATES:** (If checked) Tenant estoppel certificates (C.A.R. Form TEC) completed by Seller or Seller's agent, and signed by tenants, acknowledging: **(i)** that tenants' rental or lease agreements are unmodified and in full force and effect (or if modified, stating all such modifications); **(ii)** that no lessor defaults exist; and **(iii)** stating the amount of any prepaid rent or security deposit.

(4) **SURVEYS, PLANS AND ENGINEERING DOCUMENTS:** Copies of surveys, plans, specifications and engineering documents, if any, in Seller's possession or control.

(5) **PERMITS:** If in Seller's possession, Copies of all permits and approvals concerning the Property, obtained from any governmental entity, including, but not limited to, certificates of occupancy, conditional use permits, development plans, and licenses and permits pertaining to the operation of the Property.

(6) **STRUCTURAL MODIFICATIONS:** Any known structural additions or alterations to, or the installation, alteration, repair or replacement of, significant components of the structure(s) upon the Property.

(7) **GOVERNMENTAL COMPLIANCE:** Any improvements, additions, alterations or repairs made by Seller, or known to Seller to have been made, without required governmental permits, final inspections, and approvals.

(8) **VIOLATION NOTICES:** Any notice of violations of any Law filed or issued against the Property and actually known to Seller.

(9) **MISCELLANEOUS ITEMS:** Any of the following, if actually known to Seller: **(i)** any current pending lawsuit(s), investigation(s), inquiry(ies), action(s), or other proceeding(s) affecting the Property, or the right to use and occupy it; **(ii)** any unsatisfied ~~mechanic's or materialman's lien(s) affecting the Property; and **(iii)** that any tenant of the Property is the subject of a bankruptcy.~~

C. **WITHHOLDING TAXES:** Within the time specified in paragraph 17A, to avoid required withholding Seller shall Deliver to Buyer or qualified substitute, an affidavit sufficient to comply with federal (FIRPTA) and California withholding Law, (C.A.R. Form AS or QS).

8. ~~☐ ENVIRONMENTAL SURVEY (If checked): Within ________ Days After Acceptance, Buyer shall be provided a phase one environmental survey report paid for and obtained by ☐ Buyer ☐ Seller. Buyer shall then, as specified in paragraph 17, remove this contingency or cancel this Agreement.~~

9. **SUBSEQUENT DISCLOSURES:** In the event Seller, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer of which Buyer is otherwise unaware, Seller shall promptly Deliver a subsequent or amended disclosure or notice in writing, covering those items. **However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies disclosed in reports ordered and paid for by Buyer.**

10. **CHANGES DURING ESCROW:**

~~A. Prior to Close Of Escrow, Seller may only engage in the following acts, ("Proposed Changes"), subject to Buyer's rights in paragraph 17: **(i)** rent or lease any vacant unit or other part of the premises; **(ii)** alter, modify, or extend any existing rental or lease agreement;~~ **(iii)** enter into, alter, modify or extend any service contract(s); or **(iv)** change the status of the condition of the Property.

B. At least 7 (or ☐ ____________) **Days** prior to any Proposed Changes, Seller shall Deliver written notice to Buyer of any Proposed Changes.

11. **CONDOMINIUM/PLANNED UNIT DEVELOPMENT DISCLOSURES:**

A. **SELLER HAS: 7 (or ☐ ____________) Days** After Acceptance to disclose to Buyer whether the Property is a condomimium, or located in a planned unit development or other common interest subdivision.

B. If Property is a condominium, or located in a planned unit development or other common interest subdivision, Seller has **3 (or ☐ ______) Days** After Acceptance to request from the OA (C.A.R. Form HOA): **(i)** Copies of any documents required by Law; **(ii)** disclosure of any pending or anticipated claim or litigation by or against the OA; **(iii)** a statement containing the location and number of designated parking and storage spaces; **(iv)** Copies of the most recent 12 months of OA minutes for regular and special meetings; and **(v)** the names and contact information of all OA's governing the Property. (Collectively, "CI Disclosures.") ~~Seller shall itemize and deliver to Buyer all CI Disclosures received from the OA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 17.~~

Buyer's Initials (X) (________) Seller's Initials (________) (________)

Reviewed by ____________ Date ____________

12. **ITEMS INCLUDED AND EXCLUDED:**
   A. **NOTE TO BUYER AND SELLER:** Items listed as included or excluded in the MLS, flyers or marketing materials are not included in the purchase price or excluded from the sale unless specified in 12B or C.
   B. **ITEMS INCLUDED IN SALE:**
      (1) All EXISTING fixtures and fittings that are attached to the Property.
      (2) EXISTING electrical, mechanical, lighting, plumbing and heating fixtures, ceiling fans, fireplace inserts, gas logs and grates, solar systems, built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes, private integrated telephone systems, air coolers/conditioners, pool/spa equipment, garage door openers/remote controls, mailbox, in-ground landscaping, trees/shrubs, water softeners, water purifiers, security systems/alarms.
      ~~(3) A complete inventory of all personal property of Seller currently used in the operation of the Property and included in the purchase price shall be delivered to Buyer within the time specified in paragraph 17.~~
      (4) Seller represents that all items included in the purchase price are, unless otherwise specified, owned by Seller. Within the time specified in paragraph 17, Seller shall give Buyer a list of fixtures not owned by Seller.
      (5) Seller shall deliver title to the personal property by Bill of Sale, free of all liens and encumbrances, and without warranty of condition.
      (6) As additional security for any note in favor of Seller for any part of the purchase price, Buyer shall execute a UCC-1 Financing Statement to be filed with the Secretary of State, covering the personal property included in the purchase, replacement thereof, and insurance proceeds.
   C. **ITEMS EXCLUDED FROM SALE:** 580k Case backhoe

13. ~~**CONDITION OF PROPERTY:** Unless otherwise agreed: **(i) Property is sold (a) in its Present physical ("as-is") condition as of the date of Acceptance and (b) subject to Buyer's Investigation rights;** (ii) The Property including pool, spa, landscaping and grounds,~~ is to be maintained in substantial, the same condition as of the date of Acceptance; and (iii) all debris and personal property not included in the sale shall be removed by Seller by Close Of Escrow.
   A. Seller warrants that the Property is legally approved as __________ units.
   B. **Seller shall, within the time specified in paragraph 17, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, AND MAKE ANY AND ALL OTHER DISCLOSURES REQUIRED BY LAW.**
   C. **Buyer has the right to inspect the Property and, as specified in paragraph 17, based upon information discovered in those inspections: (i) cancel this Agreement; or (ii) request that seller make Repairs or take other action.**

14. **BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:**
   A. Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 17B. Within the time specified in paragraph 17B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to, the right to: **(i)** inspect for lead-based paint and other lead-based paint hazards; **(ii)** inspect for wood destroying pests and organisms; **(iii)** review the registered sex offender database; **(iv)** confirm the insurability of Buyer and the Property; and **(v)** satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA). Without Seller's prior written consent, Buyer shall neither make nor cause to be made: **(i)** invasive or destructive Buyer Investigations; or **(ii)** inspections by any governmental building or zoning inspector or government employee, unless required by Law.
   B. Seller shall make the Property available for all Buyer Investigations. Buyer shall (i) as specified in paragraph 17B, complete Buyer Investigations and, either remove the contingency or cancel this Agreement, and (ii) give Seller, at no cost, complete Copies of all Investigation reports obtained by Buyer, which obligation shall survive the termination of this Agreement.
   ~~C. Seller shall have water, gas, electricity and all operable pilot lights on for Buyer's Investigations and through the date possession is made available to Buyer.~~
   D. **Buyer indemnity and Seller protection for entry upon property:** Buyer shall: **(i)** keep the Property free and clear of liens; **(ii)** repair all damage arising from Buyer Investigations; and **(iii)** indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs of Buyer's Investigations. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination or cancellation of this Agreement and Close Of Escrow.

15. **SELLER DISCLOSURES: ADDENDA; ADVISORIES; OTHER TERMS:**
   A. **Seller Disclosures (if checked):** Seller shall, within the time specified in paragraph 17A, complete and provide Buyer with a:
      ☐ Seller Property Questionnaire (C.A.R. Form SPQ) **OR** ☐ Supplemental Contractual and Statutory Disclosure (C.A.R. Form SSD)
   B. **Addenda (if checked):** ☐ Addendum # __________ (C.A.R. Form ADM)
      ☐ Wood Destroying Pest Inspection and Allocation of Cost Addendum (C.A.R. Form WPA)
      ☐ Purchase Agreement Addendum (C.A.R. Form PAA) ☐ Septic, Well and Property Monument Addendum (C.A.R. Form SWPI)
      ☐ Short Sale Addendum (C.A.R. Form SSA) ☐ Other
      ☐ Buyer Intent to Exchange Supplement (C.A.R. Form BES) ☐ Seller Intent to Exchange Supplement (C.A.R. Form SES)
   C. **Advisories (if checked):** ☐ Buyer's Inspection Advisory (C.A.R. Form BIA)
      ☐ Probate Advisory (C.A.R. Form PAK) ☐ Statewide Buyer and Seller Advisory (C.A.R. Form SBSA)
      ☐ Trust Advisory (C.A.R. Form TA) ☐ REO Advisory (C.A.R. Form REO)
   D. **Other Terms:** Addendum One with Exhibit A Property Description and Exhibit B Preliminary Equipment list (subject to change); Addendum Two

Buyer's Initials (X) (________) Seller's Initials (________) (________)

Property Address: Ruby Gold Mine Old Henness Pass Unincorporated, CA Date: September 1, 2010

16. TITLE AND VESTING:

A. Within the time specified in paragraph 17, Buyer shall be provided a current preliminary title report, which shall include a search of the General Index. Seller shall within 7 Days After Acceptance, give Escrow Holder a completed Statement of Information. The preliminary report is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the preliminary report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 17B.

B. Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except: **(i)** monetary liens of record unless Buyer is assuming those obligations or taking the property subject to those obligations; and **(ii)** those matters which Seller has agreed to remove in writing.

C. Within the time specified in paragraph 17, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.

D. At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E. Buyer shall receive a standard coverage owner's CLTA policy of title insurance. An ALTA policy or the addition of endorsements may provide greater coverage for Buyer. A title company, at Buyer's request, can provide information about the availability, desirability, coverage, survey requirements, and cost of various title insurance coverages and endorsements. If Buyer desires title coverage other than that required by this paragraph, Buyer shall instruct Escrow Holder in writing and pay any increase in cost.

17. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).

A. SELLER HAS: 7 (or ☒ N/A) Days After Acceptance to deliver to Buyer all reports, disclosures and information for which Seller is responsible under paragraphs 4, 7A, B and C, 11A, 12B(3) and (4), 13B, 15A and B and 16. Buyer may give Seller a Notice to Seller to Perform (C.A.R. Form NSP) if Seller has not Delivered the items within the time specified.

B. BUYER HAS: 17 (or ☒ N/A) Days After Acceptance, unless otherwise agreed in writing, to:

(1) (i) complete all Buyer Investigations, approve all disclosures, reports and other applicable information, which Buyer receives from Seller; and approve all other matters affecting the Property (including lead-based paint and lead-based paint hazards as well as other information specified in paragraph 7 and insurability of Buyer and the Property).

(2) Within the time specified in 17B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to Buyer's requests.

(3) Within the time specified in 14B(1) (or as otherwise specified in this Agreement), Buyer shall Deliver to Seller either (i) a removal of the applicable contingency (C.A.R. Form CR), or (ii) a cancellation (C.A.R. Form CC) of this Agreement based upon a remaining contingency or Seller's failure to Deliver the specified items. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in 17A, then Buyer has 5 (or ☐ ____) **Days** After Delivery of any such items, or the time specified in 14B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

(4) Continuation of Contingency: Even after the end of the time specified in 17B(1) and before Seller cancels this Agreement, if at all, pursuant to 17C, Buyer retains the right to either (i) in writing remove remaining contingencies, or (ii) cancel this Agreement based upon a remaining contingency or Seller's failure to Deliver the specified items. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to 17C(1).

C. SELLER RIGHT TO CANCEL:

(1) Seller right to Cancel; Buyer Contingencies: If, within the time specified in this Agreement, Buyer does not, in writing, Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP) may cancel this Agreement. In such event, Seller shall authorize return of Buyer's deposit.

(2) Seller right to Cancel; Buyer Contract Obligations: Seller, after first Delivering to Buyer a NBP may cancel this Agreement for any of the following reasons: **(i)** if Buyer fails to deposit funds as required by 3A or 3B; **(ii)** if the funds deposited pursuant to 3A or 3B are not good when deposited; (iii) if Buyer fails to provide a letter as required by 3H; (iv) if Buyer fails to provide verification as required by 3G or 3J; or (v) if Seller reasonably disapproves of the verification provided by 3G or 3J. In such event, Seller shall authorize return of Buyer's deposit.

(3) Notice To Buyer To Perform: The NBP shall: **(i)** be in writing; **(ii)** be signed by Seller; and **(iii)** give Buyer at least **2** (or ☐ ____) **Days** After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP may not be Delivered any earlier than **2 Days** Prior to the expiration of the applicable time for Buyer to remove a contingency or cancel this Agreement or meet an obligation specified in 17C(2).

D. EFFECT OF BUYER'S REMOVAL OF CONTINGENCIES: If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in a separate written agreement between Buyer and Seller, Buyer shall with regard to that contingency or cancellation right conclusively be deemed to have: **(i)** completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and expense for Repairs or corrections, or for inability to obtain financing.

E. CLOSE OF ESCROW: Before Seller or Buyer may cancel this Agreement for failure of the other party to close escrow pursuant to this Agreement, Seller or Buyer must first Deliver to the other a demand to close escrow (C.A.R. Form DCE).

F. EFFECT OF CANCELLATION ON DEPOSITS: If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, Buyer and Seller agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. **Release of funds will require mutual Signed release instructions from Buyer and Seller, judicial decision or arbitration award. A Buyer or Seller may be subject to a civil penalty of up to $1,000 for refusal to sign such instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).**

Buyer's Initials (X) ( ) Seller's Initials ( ) ( )

18. ~~REPAIRS: Repairs shall be completed prior to final verification of condition unless otherwise agreed in writing. Repairs to be performed at Seller's expense may be performed by Seller or through others, provided that the work complies with applicable Law,~~ including ~~governmental permit,~~ inspection ~~and approval~~ requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance ~~comparable to existing materials. It is understood~~ that exact restoration of appearance or cosmetic items following all Repairs may not be possible. Seller ~~shall: (i) obtain receipts for Repairs performed by others;~~ (ii) prepare ~~a written statement indicating the Repairs performed by Seller and the date of such Repairs; and (iii) provide Copies of receipts and statements to Buyer prior to final verification of condition.~~

19. **ENVIRONMENTAL HAZARD CONSULTATION:** Buyer and Seller acknowledge: **(i)** Federal, state, and local legislation impose liability upon existing and former owners and users of real property, in applicable situations, for certain legislatively defined, environmentally hazardous substances; **(ii)** Broker(s) has/have made no representation concerning the applicability of any such Law to this transaction or to Buyer or to Seller, except as otherwise indicated in this Agreement; **(iii)** Broker(s) has/have made no representation concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property; and **(iv)** Buyer and Seller are each advised to consult with technical and legal experts concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property.

20. **AMERICANS WITH DISABILITIES ACT:** The Americans With Disabilities Act ("ADA") prohibits discrimination against individuals with disabilities. The ADA affects almost all commercial facilities and public accommodations. The ADA can require, among other things, that buildings be made readily accessible to the disabled. Different requirements apply to new construction, alterations to existing buildings, and removal of barriers in existing buildings. Compliance with the ADA may require significant costs. Monetary and injunctive remedies may be incurred if the Property is not in compliance. A real estate broker does not have the technical expertise to determine whether a building is in compliance with ADA requirements, or to advise a principal on those requirements. Buyer and Seller are advised to contact an attorney, contractor, architect, engineer or other qualified professional of Buyer's or Seller's own choosing to determine to what degree, if any, the ADA impacts that principal or this transaction.

21. **FINAL VERIFICATION OF CONDITION:** Buyer shall have the right to make a final inspection of the Property within **5 (or ________) Days** Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: ~~(i) the Property is maintained pursuant to paragraph 13; (ii) Repairs have been completed as agreed; and (iii)~~ Seller has complied with Seller's other obligations under this Agreement (C.A.R.form VP).

22. **PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS:** Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are a current lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are a current lien but not yet due. Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: **(i)** for periods after Close Of Escrow, by Buyer; and **(ii)** for periods prior to Close Of Escrow, by Seller. TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

23. **SELECTION OF SERVICE PROVIDERS:** Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

24. **MULTIPLE LISTING SERVICE/PROPERTY DATA SYSTEM:** If Broker is a participant of a Multiple Listing Service ("MLS") or Property Data System ("PDS"), Broker is authorized to report to the MLS or PDS a pending sale and, upon Close Of Escrow, the terms of this transaction to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS or PDS.

25. **EQUAL HOUSING OPPORTUNITY:** The Property is sold in compliance with federal, state and local anti-discrimination Laws.

26. **ATTORNEY FEES:** In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 34A.

27. **DEFINITIONS:** As used in this Agreement:
   - **A. "Acceptance"** means the time the offer or final counter offer is accepted in writing by a party and is delivered to and personally received by the other party or that party's authorized agent in accordance with the terms of this offer or a final counter offer.
   - **B. "C.A.R. Form"** means the specific form referenced or another comparable form agreed to by the parties.
   - **C. "Close Of Escrow"** means the date the grant deed, or other evidence of transfer of title, is recorded.
   - **D. "Copy"** means copy by any means including photocopy, NCR, facsimile and electronic.
   - **E. "Days"** means calendar days. However, after Acceptance, the last **Day** for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.
   - **F. "Days After"** means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.
   - **G. "Days Prior"** means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.
   - **H. "Deliver", "Delivered"** or **"Delivery"**, regardless of the method used (i.e. messenger, mail, email, fax, other), means and shall be effective upon (i) personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in paragraph D of the section titled Real Estate Brokers on page 10;

   OR (ii) if checked, ☐ per the attached addendum (C.A.R. Form RDN).

Buyer's Initials (X) (________) Seller's Initials (________) (________)

Reviewed by ________ Date ________

I. **"Electronic Copy" or "Electronic Signature"** means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other.

J. **"Law"** means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.

K. **"Repairs"** means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.

L. **"Signed"** means either a handwritten or electronic signature on an original document, Copy or any counterpart.

28. **ASSIGNMENT:** Buyer shall not assign all or any part of Buyer's interests in this Agreement without first having obtained the written consent of Seller. Such consent shall not be unreasonably withheld, unless otherwise agreed in writing. Any total or partial assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement.

29. **SUCCESSORS AND ASSIGNS:** This Agreement shall be binding upon, and inure to the benefit of, Buyer and Seller and their respective successors and assigns, except as otherwise provided herein.

30. **COPIES:** Seller and Buyer each represent that Copies of all reports, documents, certificates, approvals and other documents that are furnished to the other are true, correct and unaltered Copies of the original documents, if the originals are in the possession of the furnishing party.

31. **BROKERS:**

A. **BROKER COMPENSATION:** Seller or Buyer, or both, as applicable, agrees to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

B. **BROKERAGE:** Neither Buyer nor Seller has utilized the services of, or for any other reason owes compensation to, a licensed real estate broker (individual or corporate), agent, finder, or other entity, other than as specified in this Agreement, in connection with any act relating to the Property, including, but not limited to, inquiries, introductions, consultation and negotiations leading to this Agreement. Buyer and Seller each agree to indemnify, defend, and hold the other, the Brokers specified herein and their agents, harmless from and against any costs, expenses or liability for compensation claimed inconsistent with the warranty and representations in this paragraph.

C. **SCOPE OF BROKER DUTY:** Buyer and Seller acknowledge and agree that: Brokers: **(i)** do not decide what price Buyer should pay or Seller should accept; **(ii)** do not guarantee the condition of the Property **(iii)** do not guarantee the performance, adequacy or completeness of inspections, services, products or repairs provided or made by Seller or others; **(iv)** shall not be responsible for identifying defects that are not known to Brokers(s); **(v)** shall not be responsible for inspecting public records or permits concerning the title or use of the Property; **(vi)** shall not be responsible for identifying location of boundary lines or other items affecting title; **(vii)** shall not be responsible for verifying square footage, representations of others or information contained in inspection reports, MLS or PDS, advertisements, flyers or other promotional material, unless otherwise agreed in writing; **(viii)** shall not be responsible for providing legal or tax advice regarding any aspect of a transaction entered into by Buyer or Seller in the course of this representation; and **(ix)** shall not be responsible for providing other advice or information that exceeds the knowledge, education and experience required to perform real estate licensed activity. Buyer and Seller agree to seek legal, tax, insurance, title and other desired assistance from appropriate professionals.

32. **JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER**

A. **The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder,** which Escrow Holder is to use along with any relating counter offers and addenda, and any additional mutual instructions to close the escrow: 1, 3, 4, 6, 7C, 15B and D, 16, 17F, 22, 27, 31A, 32, 37, 40 and paragraph D of the section titled Real Estate Brokers on page 10. If a Copy of the separate compensation agreement(s) provided for in paragraph 31A, or paragraph D of the section titled Real Estate Brokers on page 10 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out of Buyer's or Seller's funds, or both, as applicable, the respective Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not specifically referenced above in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions directly from Escrow Holder and will execute such provisions upon Escrow Holder's request. To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow.

B. A Copy of this Agreement shall be delivered to Escrow Holder within **3** business days after Acceptance (or ☐ ______________). Escrow holder shall provide Seller's Statement of Information to Title company when received from Seller. Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs the Agreement.

C. Brokers are a party to the Escrow for the sole purpose of compensation pursuant to paragraph 31A and paragraph D of the section titled Real Estate Brokers on page 10. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 31A, respectively, and irrevocably instructs Escrow Holder to disburse those funds to Brokers at Close Of Escrow, or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement. Escrow Holder shall immediately notify Brokers: **(i)** if Buyer's initial or any additional deposit is not made pursuant to this Agreement or is not good at time of deposit with Escrow Holder; or **(ii)** if either Buyer or Seller instruct Escrow Holder to cancel escrow.

D. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within **2** business days after mutual execution of the amendment.

Buyer's Initials (X ______) (________) Seller's Initials (________) (________)

Reviewed by __________ Date __________

EQUAL HOUSING OPPORTUNITY

Property Address: Ruby Gold Mine Old Henness Pass Unincorporated, CA Date: September 1, 2010

33. ~~LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be~~ suffered by Seller in the event Buyer were to breach this Agreement. Release of funds will require mutual, Signed release instructions from both Buyer and Seller, judicial decision or arbitration award.

Buyer's Initials ______ / ______ Seller's Initials ______ / ______

34. **DISPUTE RESOLUTION:**

A. **MEDIATION:** Buyer and Seller agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action. **Buyer and Seller also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker.** Mediation fees, if any, shall be divided equally among the parties involved. If, for any dispute or claim to which this paragraph applies, any party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. **Exclusions from this mediation agreement are specified in paragraph 34C.**

B. **ARBITRATION OF DISPUTES:**

Buyer and Seller agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. Buyer and Seller also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator. The parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 34C.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials ______ / ______ Seller's Initials ______ / ______

C. **ADDITIONAL MEDIATION AND ARBITRATION TERMS:**

(1) EXCLUSIONS: The following matters shall be excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; (iii) the filing or enforcement of a mechanic's lien; and (iv) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional ~~remedies, shall not constitute a waiver or violation of the mediation and arbitration provisions.~~

~~**(2) BROKERS: Brokers shall not be obligated or compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to the Agreement.**~~

35. **GOVERNING LAW:** This Agreement shall be governed by the Laws of the state of California.

36. **TERMS AND CONDITIONS OF OFFER:** This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initiated by all parties or if incorporated by mutual agreement in a counter offer on addendum. If at least one but not all parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

Buyer's Initials (X ______) (______) Seller's Initials (______) (______)

37. **TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES:** Time is of the essence. All understandings between the parties are incorporated in this Agreement. Its terms are intended by the parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. **Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.**

38. **AUTHORITY:** Any person or persons signing this Agreement represent(s) that such person has full power and authority to bind that person's principal, and that the designated Buyer and Seller has full authority to enter into and perform this Agreement. Entering into this Agreement, and the completion of the obligations pursuant to this contract, does not violate any Articles of Incorporation, Articles of Organization, By Laws, Operating Agreement, Partnership Agreement or other document governing the activity of either Buyer or Seller.

39. **EXPIRATION OF OFFER:** This offer shall be deemed revoked and the deposit shall be returned, unless the offer is Signed by Seller, and a Copy of the Signed offer is personally received by Buyer, or by ______________________, who is authorized to receive it by 5:00 PM on the third Day after this offer is signed by Buyer (**OR,** if checked ☐ by ______________________ (date), at ____________ ☐ AM ☐ PM).

Buyer has read and acknowledges receipt of a Copy of the offer and agrees to the above confirmation of agency relationships.

Buyer North Bay Resources Inc.
By X ______________________ Date ____________
Print name ______________________
Address P. O. Box 162 City Skippack State PA Zip 19474
Telephone (215)661-1100 Fax ____________ E-mail ____________

Buyer ______________________
By ______________________ Date ____________
Print name ______________________
Address ______________________ City ____________ State ______ Zip ______
Telephone ____________ Fax ____________ E-mail ____________
Notice Address, If Different ______________________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

40. **ACCEPTANCE OF OFFER:** Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer, agrees to sell the Property on the above terms and conditions, and agrees to the above confirmation of agency relationships. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to deliver a Signed Copy to Buyer.

☐ (If checked) **SUBJECT TO ATTACHED COUNTER OFFER, DATED** ______________________.

Seller Ruby Development Company
By ______________________ Date ____________
Print name ______________________
Address P.O. Box 1241 City Grass Valley State CA Zip 95945
Telephone (530)478-0321 Fax ____________ E-mail ____________

Seller ______________________
By ______________________ Date ____________
Print name ______________________
Address ______________________ City ____________ State ______ Zip ______
Telephone ____________ Fax ____________ E-mail ____________
Notice Address, If Different ______________________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(______ / ______) **Confirmation of Acceptance:** A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent on (date) ______________ at ____________ ☐ AM ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.**
(Initials)

Buyer's Initials (X) (______) Seller's Initials (______) (______)

Reviewed by ______ Date ______

REAL ESTATE BROKERS:

A. Real Estate Brokers are not parties to the Agreement between Buyer and Seller.

B. Agency relationships are confirmed as stated in paragraph 2 above.

C. If specified in paragraph 3A(2), Agent who submitted offer for Buyer acknowledges receipt of deposit.

D. **COOPERATING BROKER COMPENSATION:** Listing Broker agrees to pay Cooperating Broker **(Selling Firm)** and Cooperating Broker agrees to accept, out of Listing Broker's proceeds in escrow: **(i)** the amount specified in the MLS or PDS, provided Cooperating Broker is a Participant of the MLS or PDS in which the property is offered for sale or a reciprocal MLS or PDS; or **(ii)** ☐ (if checked) the amount specified in a separate written agreement (C.A.R. Form CBC) between Listing Broker and Cooperating Broker. Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.

Real Estate Broker (Selling Firm) ______ DRE Lic. # ______
By ______ DRE Lic. # ______ Date ______
Address ______ City ______ State ______ Zip ______
Telephone ______ Fax ______ E-mail ______

Real Estate Broker (Listing Firm) *MISSION CANYON REALTY (Anne Quick)* DRE Lic. # ______
By *ANNE QUICK* DRE Lic. # *00905971* Date ______
Address *P. O. Box 581125* City *N. Palm Springs* State *CA* Zip *92258-1125*
Telephone *(760)880-0974* Fax *(760)251-0234* E-mail *annexlu@yahoo.com*

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☐ a deposit in the amount of $______), counter offer(s) numbered ______ and ☐ Other ______, and agrees to act as Escrow Holder subject to paragraph 32 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions, if any.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is ______

Escrow Holder *SELLER'S CHOICE* Escrow # ______
By ______ Date ______
Address ______
Phone/Fax/E-mail *//*
Escrow Holder is licensed by the California Department of ☐ Corporations, ☐ Insurance, ☐ Real Estate. License # ______

PRESENTATION OF OFFER: (______) Listing Broker presented this offer to Seller on ______ (date).
Broker or Designee Initials

REJECTION OF OFFER: (______) (______) No counter offer is being made. This offer was rejected by Seller on ______ (date).
Seller's Initials

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020